FOR IMMEDIATE RELEASE                            CONTACT:  Glenn Bozarth
November 16, 1994                                          Mattel, Inc.
                                                           (310) 524-3521


      MEXICO CITY WAREHOUSE FIRE DESTROYS MATTEL INVENTORY
      ----------------------------------------------------

LOS ANGELES, November 16 -- Mattel, Inc. today reported that a

November 15 fire at the company's principal Mexico City warehouse destroyed all inventory in that facility.  No injuries resulted from the fire.

     While details of the loss are still being determined, Mattel is assuring retailers that goods from four additional Mexico City warehouses and the company's manufacturing plants in Monterrey and Tijuana, Mexico -- as well as U.S., Canadian and Latin

American inventories -- will be available to replace those lost in the fire.

     Mattel, Inc. is a worldwide leader in the design,

manufacture and marketing of children's toys.  With headquarters in El Segundo, California, Mattel has offices in 34 foreign

countries and markets its products in more than 140 nations

throughout the world.



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